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                                                                    Exhibit 23.2

THE BOARD OF DIRECTORS
PHP HEALTHCARE CORPORATION

We consent to the use of our report included in the Annual Report on Form 10-K for the fiscal year ended April 30, 1995 of PHP Healthcare Corporation incorporated herein by reference and to the references to our firm under the heading of "Independent Public Accountants" in the prospectus. Our report refers to a change in the method of accounting for income taxes.

                                                   /s/ KPMG Peat Marwick LLP
                                                  ---------------------------
                                                       KPMG Peat Marwick LLP
Washington, D.C.
February 16, 1996